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                                                                     Exhibit 8.1

                                              53rd at Third
                                              885 Third Avenue
                                              New York, New York  10022-4802
                                              Tel: (212) 906-1200  Fax: (212) 751-4864
                                              www.lw.com

[LOGO OF LATHAM & WATKINS LLP]                FIRM / AFFILIATE OFFICES
                                              Boston        New Jersey
                                              Brussels      New York
                                              Chicago       Northern Virginia
                                              Frankfurt     Orange County
September 19, 2003                            Hamburg       Paris
                                              Hong Kong     San Diego
                                              London        San Francisco
                                              Los Angeles   Silicon Valley
                                              Milan         Singapore
Hyundai ABS Funding Corporation               Moscow        Tokyo
10550 Talbert Avenue                          Washington, D.C.
Fountain Valley, California 92708
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              Re:  Hyundai ABS Funding Corporation: Registration Statement
                   on Form S-3 (Registration No. 333-108545)

Ladies and Gentlemen:

         We have acted as special counsel for Hyundai ABS Funding Corporation, a Delaware corporation (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the form of prospectus supplement (the "Prospectus Supplement(s)") and the form of prospectus (the "Prospectus") and the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange
Commission (the "SEC") on September 5, 2003, in connection with the registration by the Company of Asset-Backed Notes (the "Notes"). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law or statutory trust (each, a "Trust") to be formed by the Company pursuant to a trust agreement entered into by and among the Company, a trustee and an administrator, or a limited liability company (each, an "LLC") to be formed by the Company pursuant to a limited liability company agreement. For each series, the Notes will be issued pursuant to an indenture between the related Trust or LLC, as the case may be, and an indenture trustee.

         In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and the Prospectus Supplement included therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other authorities as we have deemed appropriate, all as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities on which our opinion is based are subject to change, and such changes could apply retroactively.

         We express no opinion as to any laws other than the federal income tax laws of the United States of America as of the date hereof.




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September 19, 2003
Page 2

[LOGO OF LATHAM & WATKINS LLP]

         Based on the facts and assumptions and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Prospectus under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES," insofar as they purport to summarize certain provisions of specific statutes and regulations referred to therein, are accurate summaries in all material respects.

         The foregoing opinion and the discussion contained in the Prospectus under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" represent our conclusions as to the application of existing law. Our opinion is not binding on the Internal Revenue Service or the courts and no assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law (including the interpretation thereof) will not change. We also note that the Prospectus and Prospectus Supplement filed with the Registration
Statement do not relate to any specific transaction. Accordingly, the above-referenced description of United States federal income tax consequences may require modifications in the context of an actual transaction. We express no opinion either as to any matter not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         Any change in applicable law, which may change at any time, or a change in the facts or documents upon which our opinion is based, or any inaccuracy in the representations or warranties upon which we have relied, may affect the validity of the foregoing opinion. This firm undertakes no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents upon which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

         This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent in each instance, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" in the Prospectus and "Legal
Opinions" in the Prospectus Supplement included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.


                                Very truly yours,

                                /s/ Latham & Watkins LLP

                                Latham & Watkins LLP